Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.  333-283334, No. 333-279685, No. 333-275828, No. 333-181020, No. 333-188950, No. 333-205102, No. 333-208149, No. 333-234417 and No. 333-257095) and Form S-3 (No. 333-285072 and No. 333-291209) of Trilogy Metals Inc. of our report dated February 16, 2026 relating to the financial statements, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
Chartered Professional Accountants
Vancouver, Canada
February 16, 2026

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-283334, No. 333-279685, No. 333-275828, No. 333-181020, No. 333-188950, No. 333-205102, No. 333-208149, No. 333-234417 and No. 333-257095) and Form S-3 (No. 333-285072 and No. 333-291209) of Trilogy Metals Inc. of our report dated February 16, 2026 relating to the financial statements of Ambler Metals LLC, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
Chartered Professional Accountants
Vancouver, Canada
February 16, 2026